Exhibit 10.18

HTG MOLECULAR DIAGNOSTICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of December 30, 2014 (the “Effective Date”) by and among HTG MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (the “Company”), and the entities and persons executing signature pages hereto (each referred to herein as a “Stockholder” and collectively as the “Stockholders”).

RECITALS

WHEREAS, the Company has offered the opportunity to purchase Subordinated Convertible Promissory Notes in the form attached hereto as Exhibit B (the “Notes”) to all holders of the Company’s Preferred Stock (the “Preferred Stock”);

WHEREAS, the Company has authorized the sale and issuance of up to $7,339,164.51 in principal amount of the Notes (the “Total Loan Amount”);

WHEREAS, certain of the Stockholders (the “Investors”) desire to purchase Notes from the Company, and the Company desires to sell and issue Notes to such Investors, subject to the conditions specified herein;

WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue to the Investors, warrants to purchase shares of capital stock of the Company (the “Warrant Shares”) as set forth therein in substantially the form attached hereto as Exhibit C (the “Warrants”); and

WHEREAS, the Principal Investors (defined below) desire to set forth certain covenants and related terms and conditions to be applicable in the event of certain failures to purchase Notes under this Agreement and/or participate in any Superseding Financing (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

1.1 Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase at each Closing (as defined below), and the Company agrees to sell and issue to each Investor at each Closing, a Note in the principal amount set forth opposite such Investor’s name on Exhibit A hereto under the columns titled “First Closing Commitment Amount,” “Second Closing Commitment Amount,” “Third Closing Commitment Amount,” “Fourth Closing Commitment Amount,” and “Fifth Closing Commitment Amount,” respectively (each, a

“Closing Commitment Amount”), for the aggregate amount set forth opposite such Investor’s name on Exhibit A hereto under the column titled “Total Committed Amount” (the “Total Committed Amount”). The purchase price for each Note shall be an amount equal to 100% of the principal amount thereof.

1.2 Purchase and Sale of Warrants. Subject to the terms and conditions of this Agreement, on the Effective Date, the Company shall sell to each Investor, and each Investor shall purchase, severally and not jointly, from the Company, a Warrant to purchase that number of Warrant Shares determined by dividing the amount set forth opposite such Investor’s name on Exhibit A hereto under the column titled “Warrant Coverage Amount” by the applicable Exercise Price (as defined in the Warrant) for such Warrant Shares. The cash purchase price for each Warrant shall be equal to 0.01% of such Investor’s Total Committed Amount as set forth on Exhibit A hereto.

1.3 Closings. Each purchase and sale of Notes (each, a “Closing”) shall take place at the offices of Cooley LLP (“Cooley”), 4401 Eastgate Mall, San Diego, California 92121, and on such date and time as is approved by the unanimous vote or written consent of those members of the Company’s Board of Directors who are not an Affiliate (as defined below) of any of the Investors; provided, however, that the Company shall provide the Investors with not less than ten (10) business days’ advance written notice of each such Closing. Each date on which a Closing occurs is hereinafter referred to as a “Closing Date”.

1.4 Subordination Agreement. Concurrent with the execution of this Agreement, each Investor shall execute and deliver a Subordination Agreement in substantially the form attached hereto as Exhibit D (the “Subordination Agreement”).

1.5 Deliveries. No later than fifteen (15) days after the Effective Date, the Company shall deliver to each Investor a Warrant to purchase a number of Warrant Shares as set forth in Section 1.2 above, and each Investor shall cause to be delivered to the Company a check or wire transfer of same day funds to the Company’s order equal to the purchase price for such Warrant. At each Closing, the Company shall deliver to each Investor the Note to be purchased by such Investor, and each Investor shall cause to be delivered to the Company a check or wire transfer of same day funds to the Company’s order equal to the sum of the principal amount of such Note.

2. CONVERSION; TERMINATION AND FORFEITURE. For purposes of this Agreement, “Principal Investors” shall mean those Company stockholders that would have been obligated to participate in the Second Tranche of the Company’s Series E Preferred Stock financing, pursuant to the Company’s Series E Preferred Stock and Warrant Purchase Agreement, dated as of February 4, 2014 (the “Series E Preferred Purchase Agreement”), among the Company and the purchasers thereunder (for clarity, each Principal Investor is identified with an asterisk on Exhibit A hereto). For purposes of this Agreement, “Affiliate” has the meaning ascribed to that term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule.

2.1 Failure to Purchase Full Pro Rata Share. Each Principal Investor (i) whose Total Committed Amount set forth on Exhibit A hereto is less than such Principal

Investor’s prior commitment remaining under the Series E Preferred Purchase Agreement as set forth on Exhibit A hereto (such Investor’s “Prior Commitment”), or (ii) that fails to purchase an amount of Notes in any Closing equal to such Principal Investor’s Closing Commitment Amount for such Closing (a “Breaching Investor”):

(a) hereby irrevocably elects to convert, pursuant to Section C.5(c)(i) of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), effective immediately upon (A) in the event subsection (i) above is applicable, the Effective Date or (B) in the event subsection (ii) above is applicable, the date of the applicable Closing, all shares of Preferred Stock held by such Breaching Investor into Common Stock at the applicable conversion rates then in effect for such shares of Preferred Stock as set forth in the Restated Certificate;

(b) hereby irrevocably agrees that the Warrants purchased by such Breaching Investor shall be automatically terminated and of no further force or effect; and

(c) hereby irrevocably agrees that 80% of the aggregate principal amount underlying Notes then held by such Breaching Investor shall be automatically forgiven and extinguished and that the Company shall have no further obligations with respect to such amount.

2.2 Failure to Participate in Superseding Financing. Each Principal Investor hereby agrees, without any further consent or approval of any other Investor being required, in the event that, (i) prior to the issuance of Notes to Principal Investors having an aggregate principal amount equal to the aggregate Total Committed Amount for all Principal Investors, the Company commences the first of either a Qualified IPO or Private Placement (whether placed through a series of related tranches or a single transaction) (each as defined in the Note and each a “Superseding Financing”), (ii) such transaction is approved by the Board of Directors and stockholders of the Company in accordance with the Restated Certificate and any written agreements between the Company and the Stockholders, (iii) in connection therewith, the Company offers to each of the Principal Investors the opportunity to purchase shares of equity securities of the Company in such Superseding Financing (whether directly or through a placement agent or underwriter) on the same terms and conditions as the other participants therein, (iv) such Principal Investor is legally permitted to participate in such Superseding Financing, and (v) such Superseding Financing closes (or in the case of a Superseding Financing that is a tranched investment, an initial closing thereof occurs) and such Principal Investor does not purchase, or in the case of a Superseding Financing that is a tranched investment, commit to purchase as of the initial closing thereof, equity securities having an aggregate purchase price equal to at least 100% of its Remaining Commitment (as defined below) in the initial closing (the “Superseding Financing Closing Date”) of such Superseding Financing (a “Subsequent Non-Participating Holder”) then each such Subsequent Non-Participating Holder:

(a) hereby irrevocably elects to convert, pursuant to Section C.5(c)(i) of Article Fourth of the Restated Certificate, effective immediately upon the date of the initial closing of such Superseding Financing, a percentage, equal to the Superseding Conversion Percentage, of all shares of Preferred Stock held by such

Subsequent Non-Participating Holder into Common Stock at the applicable conversion rates then in effect for such shares of Preferred Stock as set forth in the Restated Certificate. For purposes of this Agreement, “Superseding Conversion Percentage” shall mean an amount (expressed as a percentage, not to exceed 80%) equal to (x) one minus (y) (a) the aggregate purchase price of securities purchased by such Subsequent Non-Participating Holder in the initial closing of such Superseding Financing (or in the case of a Superseding Financing that is a tranched investment, the aggregate purchase price of securities that such Subsequent Non-Participating Holder commits to purchase as of the initial closing thereof) divided by (b) such Subsequent Non-Participating Holder’s Remaining Commitment. For purposes of this Agreement, a Principal Investor’s “Remaining Commitment” shall be an amount equal to such Principal Investor’s Total Committed Amount less the aggregate principal amount of Notes previously purchased by such Principal Investor under this Agreement.

By way of example, if a Principal Investor purchases, or in the case of a Superseding Financing that is a tranched investment commits to purchase, 100% of its Remaining Commitment in such Superseding Financing, none of such Principal Investor’s shares of Preferred Stock shall be converted into Common Stock; if a Subsequent Non-Participating Holder purchases, or in the case of a Superseding Financing that is a tranched investment commits to purchase, 75% of its Remaining Commitment in such Superseding Financing, 25% of such Subsequent Non-Participating Holder’s shares of Preferred Stock shall be converted into Common Stock (i.e. one minus 75% equals 25%); if a Subsequent Non-Participating Holder purchases, or in the case of a Superseding Financing that is a tranched investment commits to purchase, 50% of its Remaining Commitment in such Superseding Financing, 50% of such Subsequent Non-Participating Holder’s shares of Preferred Stock shall be converted into Common Stock (i.e. one minus 50% equals 50%); if a Subsequent Non-Participating Holder purchases, or in the case of a Superseding Financing that is a tranched investment commits to purchase, less than 20% of its Remaining Commitment in such Superseding Financing, 80% of such Subsequent Non-Participating Holder’s shares of Preferred Stock shall be converted into Common Stock. Such shares of Preferred Stock shall be converted into Common Stock on a seniority basis with such Subsequent Non-Participating Holder’s most senior series of Preferred Stock converting first, followed by such Subsequent Non-Participating Holder’s next most senior series, and so forth (i.e., Series E Preferred first, then the Company’s Series D Convertible Preferred Stock, then the Company’s Series C-2 Convertible Preferred Stock, then the Company’s Series C-1 Convertible Preferred Stock, then the Company’s Series B Convertible Preferred Stock, then the Company’s Series A Convertible Preferred Stock) until the requisite number of shares of Preferred Stock have been converted into Common Stock;

(b) hereby irrevocably agrees that the Warrant Coverage Amount with respect to the Warrant purchased by such Subsequent Non-Participating Holder, if applicable, shall be automatically reduced by an amount equal to the product of (x) the Warrant Coverage Amount then in effect multiplied by (y) the Superseding Conversion Percentage; and

(c) hereby irrevocably agrees that 80% of the aggregate principal amount underlying Notes then held by such Subsequent Non-Participating Holder shall be automatically forgiven and extinguished and that the Company shall have no further obligations with respect to such amount.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, (x) a Principal Investor will have no obligation to purchase any amount of equity securities pursuant to a Superseding Financing (and no conversion of Preferred Stock, cancellation of Warrants or forgiveness and extinguishment of Notes pursuant to this Section 2 shall occur) if the closing of such Superseding Financing occurs after the Maturity Date (as defined in the Notes) as the same may be extended pursuant to Section 3.1 of the Notes and (y) Company must provide each Principal Investor with a minimum of ten (10) days prior written notice of the execution of definitive documentation relating to a Superseding Financing (and each closing thereunder in the event that the Superseding Financing is tranched).

2.3 Maximum Cumulative Conversion; Maximum Cumulative Reduction in Warrant Coverage. For the avoidance of doubt, in no event shall (i) more than 80% of all shares of Preferred Stock held by a Subsequent Non-Participating Holder as of the Superseding Financing Closing Date be converted into Common Stock in accordance with Section 2.2 above or (ii) the Warrant Coverage Amount set forth on Exhibit A hereto with respect to a Principal Investor be reduced by an amount greater than the product of (x) such Warrant Coverage Amount multiplied by (y) 80% in accordance with Section 2.2 above.

2.4 Cumulative Remedies. Each Stockholder hereby acknowledges and agrees that, in the event of a breach of this Agreement by such Stockholder, the remedies set forth in Sections 2.1 and 2.2 above shall be in addition to, and not in place of, any and all other remedies available to the Company under this Agreement or at law or in equity.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Stockholders as the Effective Date and as of each Closing, to and for the benefit of the Investors, with knowledge that the Investors are relying thereon in entering into this Agreement and in making the investment provided for at such Closing, that, except as set forth on the Schedule of Exceptions to the Series E Preferred Purchase Agreement:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction that is material to the business, assets, and operations of the Company, taken as a whole.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of each of the Notes and Warrants have been taken. This Agreement constitutes, and the Notes and Warrants when executed and delivered in accordance with their terms will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) applicable usury laws.

3.3 Governmental Consents. Based in part upon the representations and warranties of the Investors in Section 4, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such post-closing filings as may be required under applicable federal and state securities laws, which will be timely filed within the applicable period therefore. The Company has not offered the Notes or Warrants or any substantially similar securities of the Company, for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect thereof with, any Persons other than the Stockholders, and the Company has not taken and will not take any action that will cause the issuance and delivery of the Securities (as defined below) as contemplated hereby to constitute a violation of the Securities Act of 1933, as amended (the “Securities Act”). “Person” means an individual, a corporation, an association, partnership, a trust or estate, a government or any agency or subdivision thereof, or any other entity whatsoever.

3.4 Offering. The Company and its representatives have complied and will comply with all applicable federal and state securities laws in connection with the sale, issuance and delivery of the Notes and Warrants pursuant hereto, the shares of capital stock issuable upon exercise of the Warrants (the “Warrant Shares”), the shares of capital stock issuable upon conversion of the Notes (the “Notes Shares”), and the shares of capital stock directly or indirectly issuable upon exercise and/or conversion of the Notes Shares or the Warrant Shares (the “Conversion Shares” and, together with the Notes, Warrants, Warrant Shares and Notes Shares, the “Securities”) pursuant to the Restated Charter. Assuming the accuracy of the representations and warranties of the Stockholders contained in Section 4 hereof, the sale, issuance and delivery of the Notes and Warrants pursuant hereto, the Warrant Shares pursuant to the Warrants, the Notes Shares pursuant to the Notes, and the Conversion Shares pursuant to the Restated Charter will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.5 Valid Issuance. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, the Notes the Warrants or the Restated Certificate (as applicable), shall be duly and validly issued, fully paid and non-assessable (including, without limitation, issued in compliance with applicable federal and state securities laws), and neither the Company nor the holder thereof shall be subject to any preemptive or similar right with respect to the Securities, which have not been properly waived or complied with.

3.6 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable material statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.

3.7 Compliance with Other Instruments. The Company is not in material violation or material default of any term of its Restated Certificate or its Amended and Restated Bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound, or of any judgment, decree, order or writ, in each case where the Company’s aggregate potential liability for any such violation or default exceeds two hundred thousand dollars ($200,000). The execution, delivery and performance of this Agreement, the Notes and the Warrants, and the consummation of the transactions contemplated hereby or thereby will not result in any such material violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ (in each case where the Company’s aggregate potential liability for any such violation or default exceeds two hundred thousand dollars ($200,000)), or an event that results in the creation of any lien, charge or encumbrance greater than two hundred thousand dollars ($200,000) upon any assets of the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.8 Litigation. There is no action, suit, claim, litigation, proceeding, arbitration, investigation or governmental inquiry, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or arbitration involving private parties (collectively, a “Proceeding”) pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, employee, consultant or holder of any of the securities of the Company relating to the Company or its business, nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which it is reasonably likely that any such Proceeding might properly be instituted, in each case where the Company’s aggregate potential liability in connection with any such Proceeding exceeds two hundred thousand dollars ($200,000). Neither the Company nor to the Company’s knowledge, any officer, employee, consultant or holder of any securities of the Company has been a party to any such Proceeding, nor has any such Proceeding been threatened by or against the Company, during the past five (5) years involving the Company’s business, assets or properties. There are no Proceedings pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) which might call into question the validity of this Agreement or the Rights Agreement (as hereinafter defined) or any action taken or to be taken pursuant hereto or thereto. There is no Proceeding by the Company pending or threatened against others, where the Company’s aggregate potential liability in connection with any such Proceeding exceeds two hundred thousand dollars ($200,000). The Company has requested its legal counsel to review and has not received any opinion, memorandum or written advice from legal counsel to the effect that the Company is exposed to any liability, obligation or disadvantage which may be material to the business, properties, operations, condition (financial or otherwise), Intellectual Property Rights (as defined below), prospects or affairs of the Company.

3.9 “Bad Actor” Disqualification. To the Company’s knowledge after reasonable inquiry, neither the Company nor any of the Persons (other than the Company) listed in Rule 506(d)(1) of Regulation D promulgated under the Securities Act has taken any of the actions set forth in, or is subject to, the disqualification provisions of, Rule 506(d)(1).

3.10 Bankruptcy. The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction. The Company is solvent and has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured.

3.11 Title to and Condition of Assets. The Company has good and marketable title to all of its assets (tangible and intangible, real, personal and mixed) free and clear of all liens, security interests or other encumbrances (collectively, “Liens”) except (i) mechanics liens not material to the Company or any property to which such Liens relate or Liens for current taxes not yet due and payable, (ii) minor defects in title which, individually or in the aggregate, could not reasonably detract from the value of the Company’s assets and (iii) those Liens by the Company in favor of Oxford Finance LLC (collectively, the “Permitted Liens”). The Company’s assets are adequate and usable for the purposes for which they are currently used and have been properly maintained and repaired and each item of tangible personal property, whether owned or leased, is in good operating condition and repair and has been properly maintained, ordinary wear and tear excepted. No other assets are required for the conduct of the business of the Company as presently conducted or as proposed to be conducted. The Company does not own any real property.

3.12 Intellectual Property.

(a) The Company IP Rights are sufficient to carry on the business of the Company as presently conducted and as proposed to be conducted. All Company IP Rights held by any Person other than the Company have been duly assigned to the Company and the Company has duly recorded these assignments with the appropriate agencies. The Company has good and valid title to, owns free and clear of all Liens, has the exclusive license to use, sell, transfer, license, sublicense, deliver and dispose of and has the right to bring actions for the infringement of, all Company IP Rights. “Intellectual Property Rights” means any and all patents, patent applications and patent rights, whether domestic or foreign, trade secrets, confidential business information, formula, biological or chemical processes, compounds, DNA sequence, cell lines, fungi, yeast, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, tradenames, trademarks and servicemarks, trademark or servicemark applications, trademark or servicemark rights, designs, trade dress, logos, databases, computer programs and other computer software interfaces, know-how, customer lists, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with GAAP. “Company IP Rights” means all Intellectual Property Rights used in the Company’s business as presently conducted and as proposed to be conducted and all licenses, assignments and releases of Intellectual Property Rights of others embodied in its products or used in connection with its services, other than “shrink wrap” or end user licenses in connection with retail office computer software products.

(b) All Company IP Rights are valid and in full force and effect, and no claim is pending or, to the Company’s knowledge, threatened to the effect that any of the Company’s IP Rights are invalid or unenforceable by the Company and, to the Company’s knowledge there is no basis for such claim. Neither the present nor proposed business activities of the Company including, without limitation, the manufacture, marketing, license, sublicense, sale, delivery or use of any product or service currently or proposed to be manufactured, marketed, licensed, sublicensed, sold, delivered or used by the Company, or currently under development by the Company, violates or infringes or will violate or infringe any rights of any party including, without limitation, any Intellectual Property Rights of any party, or any license or other agreement to which the Company is a party, and the Company has not received any notice or other claim from any Person asserting any such violation or infringement, nor is there any basis for any such notice of claim. The Company is not aware of any infringement by others of any Company IP Rights or any violation of the confidentiality of any of its proprietary information.

(c) The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted and as proposed to be conducted. All trade secrets and other confidential information of the Company are presently valid and protectable and are not part of the public domain, nor have been used, divulged or appropriated for the benefit of any Person other than the Company or otherwise to the detriment of the Company. No university, governmental agency (whether federal, state or otherwise) or other organization which has sponsored or currently sponsors research and development conducted by the Company has any claim of right to or ownership of or other Lien upon the Company IP Rights.

(d) The Company has no obligation to compensate any Person by reason of the ownership, use, license, sublicense, delivery, sale or other disposition of any Company IP Right and the Company has not granted to or assigned to any Person any license or other right or option to use any of the Company IP Rights or otherwise licensed from others the Intellectual Property Rights of third parties, whether requiring the payment of royalties or not.

(e) The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of the Company IP Rights, including its trade secrets and other confidential information. All present and former officers, employees, consultants and independent contractors of the Company have executed a nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Company IP Rights and to vest in the Company exclusive ownership of such Company IP Rights and all such agreements are valid and enforceable and in full force and effect.

3.13 Agreements. Each material written or oral contracts, instruments, agreements, commitments, obligations, plans and arrangements (each, an “Agreement”) to which the Company is a party or by which it or any of its assets is bound (the “Material Agreements” and each, a “Company Agreement”) is in full force and effect, and neither the Company nor, to the knowledge of the Company, any other party thereto, is in material breach or material violation of, or material default under, nor is the Company aware of any reasonable basis for a claim of such material breach or material violation of, or material default under, the terms of any Company Agreement, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute a material breach or material violation of, or material default under, any Company Agreement by the Company, or to the knowledge of the Company, any other party thereto. There is no anticipated or threatened material default or material failure of performance or observance of any obligations or conditions contained in the Company Agreements by the Company, or, to the knowledge of the Company, by any other party thereto. The Company has not provided to, or received from, any other party to any Company Agreement, any notice of default or notice of its intention to terminate any of the Company Agreements, and, to the knowledge of the Company, does any party to any Company Agreement intend to terminate such Company Agreement prior to the scheduled expiration of term of such Company Agreement. Without limiting the foregoing, any agreement that involves (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, $50,000 other than in the ordinary course of the Company’s business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the granting of any rights affecting the development, manufacture, licensing, marketing, sale or distribution of the Company’s products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights, shall be deemed a Material Agreement.

3.14 Disclosure. The Company has made available to the Stockholders all the information reasonably available to the Company that the Stockholders have requested for deciding whether to acquire the Securities. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, severally and not jointly, represents and warrants, as of the Effective Date and as of each Closing, to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing each Note and each Warrant to the Investors that:

4.1 Authorization. Such Investor has full capacity, power and authority to enter into and perform this Agreement, and all actions necessary to authorize the execution, delivery and performance of this Agreement have been taken prior to the Effective Date. This Agreement constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights generally.

4.2 Purchase Entirely for Own Account. Each of the Securities will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations, to such Person or to any third Person, with respect to any of the Securities.

4.3 Receipt of Information. Such Investor believes it has received all the information necessary or appropriate for deciding whether to acquire the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

4.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of the investment in the Securities. Such Investor also represents that it has not been organized for the purpose of acquiring the Securities. Such Investor further represents that the information provided on Investor’s counterpart signature page is true and accurate.

4.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act as now in effect.

4.6 Foreign Investors. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Company’s offer and sale and such Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

4.7 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection therewith, such Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the

Securities Act.

4.8 Legends. Each certificate or other document evidencing any of the Securities may be endorsed with one or all of the legends set forth below, and such Investor covenants that such Investor will not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

(a)	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

(b)	Any legend required by the laws of any State.

5. CONDITIONS TO CLOSINGS.

5.1 Conditions to Stockholders’ Obligations at the Closings. Each Stockholder’s obligations to purchase the Notes at any Closing are subject to the satisfaction, at or prior to the date of the applicable Closing, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the applicable Closing Date with the same force and effect as if they had been made as of the applicable Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the applicable Closing.

(b) Legal Investment. On the applicable Closing Date, the sale and issuance of the Notes to be issued by the Company at the applicable Closing and the proposed issuance of the Notes Shares, the Warrant Shares and the Conversion Shares shall be legally permitted by all laws and regulations to which Stockholders and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976) except for such as may be properly obtained subsequent to the applicable Closing.

(d) Reservation of Conversion Shares. The Note Shares, the Warrant Shares and the Conversion Shares shall have been duly authorized and reserved for issuance upon such conversion.

(e) Compliance Certificate. The Company shall have delivered to Stockholders a Compliance Certificate, executed by the President of the Company, dated the applicable Closing Date, to the effect that the conditions specified in subsections (a), (c) and (g) of this Section 5.1 have been satisfied.

(f) Secretary’s Certificate. Stockholders shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Charter as in effect at the time of the applicable Closing, (ii) the Company’s Bylaws as in effect at the time of the applicable Closing, (iii) resolutions approved by the Board authorizing the transactions contemplated hereby, and (iv) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the applicable Closing.

(g) Absence of Event of Default. Unless waived in writing by the holders of at least a majority of the principal of Notes purchased or agreed to be purchased pursuant to this Agreement, (i) no Event of Default (as defined in Section 1.3 of the Note, except that the sixty (60) day period of Section 1.3(c) shall not apply and for these purposes any such involuntary petition or appointment defined therein shall constitute an Event of Default for these purposes) shall have occurred and be continuing, and (ii) no Event of Default (as defined in the Loan and Security Agreement, dated as of August 22, 2014, among the Company, Oxford Finance LLC, in its capacity as Collateral Agent, and the Lenders listed on Schedule 1.1 thereto (the “Loan Agreement”)) shall have occurred and be continuing.

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the applicable Closing is subject to the satisfaction, on or prior to the applicable Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by those Stockholders acquiring Notes at the applicable Closing shall be true and correct in all material respects as of the applicable Closing Date, with the same force and effect as if they had been made on and as of said date.

(b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976) except for such as may be properly obtained subsequent to the applicable Closing.

6. MISCELLANEOUS.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Without limiting the generality of the foregoing, the provisions of this Agreement shall be binding upon the successors in interest to any of the shares of Preferred Stock held by the Stockholders as of the date hereof (the “Holder Preferred Shares”). The Company shall not permit the transfer of any of the Holder Preferred Shares on its books or issue a new certificate representing any of the Holder Preferred Shares unless and until the Person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person were a Stockholder, Investor and/or Principal Investor, as applicable. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of any state or federal court located in the State of Delaware.

6.3 Counterparts; Facsimile or Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; provided, however, that, in connection with the transactions contemplated by this Agreement, at the Effective Date (subject to the Company’s receipt of an invoice therefor), the Company shall reimburse the reasonable legal fees and disbursements of Dorsey & Whitney LLP (“Dorsey”), counsel to the Principal Investors, in an aggregate amount not to exceed $25,000. In addition, the Company shall pay the reasonable costs and expenses (including the costs and expenses of one counsel) incurred by the Stockholders in connection with any amendment or waiver of the provisions of this Agreement, the Notes or the Warrants requested by the Company.

6.6 Notices. All payments, notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service, in each case to the respective address specified on the signature page or Schedule of Investors hereto, as applicable (or such other address as may be specified in writing to the other parties hereto). Any notice or communication given in conformity with this Section 6.6 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission and one (1) day after deposit with a nationally recognized overnight delivery service.

6.7 Entire Agreement. This Agreement, the Notes, the Warrants and the other documents delivered pursuant hereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.8 Amendment, Waiver and Termination. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company (which shall only be provided upon the unanimous vote or written consent of those members of the Company’s Board of Directors who are not an Affiliate of any of the Investors) and the Principal Investors; provided, however, that, in addition to the foregoing requirements, (i) an Investor’s Total Committed Amount may be amended only upon the written consent of such Investor and (ii) any provision of Section 2 may be amended, and the observance of any term of Section 2 may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of all Principal Investors. This provision shall not affect the amendment and waiver provisions of the Notes or the Warrants. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company. In addition, Sections 1.1, 1.2 and 1.3 of this Agreement (and the Investors’ obligations to purchase additional Notes hereunder) shall terminate immediately prior to the closing of a Superseding Financing.

6.9 Waiver of Preemptive Rights. The Stockholders who are Major Investors (as defined in the Rights Agreement (as defined below)), which constitute the Requisite Investors (as defined in the Rights Agreement), hereby waive on their behalf, and on behalf of all other Major Investors under that certain Amended and Restated Investor Rights Agreement, dated February 4, 2014, by and among the Company and the stockholders of the Company party thereto (the “Rights Agreement”), any and all rights granted under, and compliance by the Company with the covenants under, Section 2 of the Rights Agreement (Preemptive Rights), including, without limitation, any advance notice requirement, solely to the extent such rights and covenants relate to the sale and issuance of the Securities hereunder.

6.10 Waiver and Approval Upon Exercise of Warrants and/or

Conversion of Notes. Each Stockholder who holds shares of Series E Preferred as of the Effective Date, and each Investor who receives shares of Series E Preferred upon the exercise of any Warrant or upon the conversion of any Notes, hereby (i) approves and directs the payment of the Series E Accruing Dividends (as defined in the Restated Certificate), whether now accrued or hereafter accruing, in Additional E Shares (as defined in the Restated Certificate) (except that any Additional E Shares paid upon conversion of the Series E Preferred shall be deemed converted pursuant to Article Fourth, Section C.5 of the Restated Certificate and paid on an as converted basis), (ii) waives all rights of the holders of the Series E Preferred to require or otherwise receive any cash payment with respect to the Series E Accruing Dividends, and (iii) waives the Special Redemption Right (as defined in the Restated Certificate), in each case until all Obligations (as defined in the Loan Agreement) are fully paid in cash, the Lenders (as defined in the Loan Agreement) have no commitment or obligation to lend any further funds to the Company, and all financing agreements among the Collateral Agent (as defined in the Loan Agreement) and the Lenders and the Company are terminated. In addition, each Investor acknowledges and agrees that (a) such Investor will, upon receipt of shares of Series E Preferred upon the exercise of any Warrant or upon the conversion of any Notes and upon the request by the Collateral Agent, deliver to the Collateral Agent a confirmation of the waiver and approval set forth in the first sentence of this Section 5.11, and (b) in accordance with Section 1.9 of the Subordination Agreement, prior to the exercise of any Warrant or the conversion of any Notes for any equity securities of the Company (other than Series E Preferred) having any cash distribution or redemption rights, such Investor shall deliver to Collateral Agent a duly executed waiver and approval in form and substance satisfactory to Collateral Agent with respect to such cash distribution or redemption rights.

6.11 Termination of Rights and/or Obligations under Prior Agreement. Upon execution hereof by a Stockholder, such Stockholder’s right and/or obligation to purchase shares of Series E Preferred Stock and related warrants pursuant to Section 2.3(a) and Section 2.3(c) of the Series E Preferred Purchase Agreement in the Second Tranche (as therein defined) is hereby terminated.

6.12 Rights Agreement. The definition of Registrable Securities in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities” means (i) shares of Common Stock or other securities issued or issuable upon the conversion of the Preferred Stock, (ii) shares of Common Stock or other securities issued or issuable, directly or indirectly, upon exercise and/or conversion of Notes or Warrants issued pursuant to those certain Note and Warrant Purchase Agreements entered into as of December 30, 2014, (iii) for purposes of Sections 5.1, 5.2, 5.4, 5.6, 5.7, 5.8, 5.9, 5.14 and 5.15 only, shares of Common Stock held by the Common Stockholders, and (iv) any shares of Common Stock or other securities issued or issuable with respect to any of the foregoing upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding, in any event, securities that (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, (b) have been publicly sold pursuant to Rule 144 or (c) are eligible for sale without volume restrictions pursuant to Rule 144. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable upon conversion of the Preferred Stock even if such conversion has not been effected.

6.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.14 Waiver of Conflict. Each party to this Agreement acknowledges that Cooley, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more of the Stockholders or their Affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Stockholders or their Affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Stockholders have been represented, or have had the opportunity to be represented, by independent legal counsel regarding the terms of the Financing. The Company and each Stockholder hereby (a) acknowledge that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Stockholder or any stockholder, director, partner or employee of the Company or any Stockholder and (c) gives its informed written consent to Cooley’s representation of the Company in the Financing and Cooley’s representation of one or more of the Stockholders or their Affiliates in matters unrelated to the transactions contemplated by this Agreement.

6.15 Waiver of Conflict. Each party to this Agreement acknowledges that Dorsey & Whitney LLP (“Dorsey”), outside counsel to the Principal Investors, has in the past performed and is or may now or in the future represent one or more of the Principal Investors or their Affiliates in matters unrelated to the Financing, including representation of such Principal Investor or their Affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Dorsey inform the parties hereunder of this representation and obtain their consent. Dorsey has served as counsel to the Principal Investors and has negotiated the terms of the Financing solely on behalf of the Principal Investors. The Company and other Stockholders have been represented, or have had the opportunity to be represented, by independent legal counsel regarding the terms of the Financing. The Company and each Stockholder hereby (a) acknowledge that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, (b)

acknowledge that with respect to the Financing, Dorsey has represented solely the Principal Investors, and not the Company or any other Stockholder or any other stockholder, director, partner or employee of the Company or any Stockholder and (c) gives its informed written consent to Dorsey’s representation of the Principal Investors in the Financing and Dorsey’s representation or one or more of the Principal Investors or their Affiliates in matters unrelated to the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

COMPANY:

By:	/s/ Timothy B. Johnson
Name:	Timothy B. Johnson
Title:	President and Chief Executive Officer

Address:	3430 E. Global Loop
Tucson, AZ 85706

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

NOVO A/S

By:	/s/ Jack Nielsen
Name:	Jack Nielsen
Title:	Partner

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

S.R. ONE, LIMITED

By:	/s/ Simeon J. George
Name:	Simeon J. George
Title:	Vice President and Partner

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

MERCK CAPITAL VENTURES, LLC

By:	/s/ Lawrence Senour
Name:	Lawrence Senour
Title:	Executive Director, Corporate Development

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDERS:

FLETCHER SPAGHT VENTURES II, L.P.
By:	Fletcher Spaght Associates II, L.P., its General Partner
By:	FSA II, LLC, its General Partner

By:	/s/ R. John Fletcher
Name:	R. John Fletcher
Title:	Managing Member

FSV II, L.P.
By:	Fletcher Spaght Associates II, L.P., its General Partner
By:	FSA II, LLC, its General Partner

By:	/s/ R. John Fletcher
Name:	R. John Fletcher
Title:	Managing Member

FSV II-B, L.P.
By:	Fletcher Spaght Associates II-B, LLC, its General Partner
By:	FSA II, LLC, its Manager

By:	/s/ R. John Fletcher
Name:	R. John Fletcher
Title:	Managing Member

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

JAMES GLINN

/s/ James Glinn
James Glinn

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

TUCSON PHARMA VENTURES, LLC

By:	/s/ Jeff Jacob
Name:	Jeff Jacob
Title:	Manager

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

PIERRE SICE AND GENEVIEVE SICE, COMMUNITY PROPERTY WITH RIGHT OF SURVIVORSHIP

By:	/s/ Pierre Sice
Name:	Pierre Sice

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

GC&H INVESTMENTS, LLC

By:	/s/ Jim Kindler
Name:	Jim Kindler
Title:	Manager

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

JEFFREY R. LEE

/s/ Jeffrey R. Lee
Jeffrey R. Lee

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

STEPHEN HAGAN

/s/ Stephen Hagan
Stephen Hagan

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

DESERT SIDECAR IV, LLC

By:	/s/ Curtis Gunn
Name:	Curtis Gunn
Title:	Administrator

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first above written.

STOCKHOLDER:

LAWRENCE J. ALDRICH

/s/ Lawrence J. Aldrich
Lawrence J. Aldrich

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

EXHIBIT A

	Prior Commitment Under Series E ($)	Total Committed Amount ($)	First Closing Commitment ($)	Second Closing Commitment ($)	Third Closing Commitment ($)	Fourth Closing Commitment ($)	Fifth Closing Commitment ($)	Warrant Coverage Amount ($)
Stockholder
Novo A/S*	2,504,187.61	2,504,187.61	511,813.22	511,813.22	511,813.22	511,813.22	456,934.73	375,628.14
S.R.One, Limited*	2,504,187.61	2,504,187.61	511,813.22	511,813.22	511,813.22	511,813.22	456,934.73	375,628.14
Fletcher Spaght Ventures II, L.P.*	635,174.33	635,174.33	129,818.80	129,818.80	129,818.80	129,818.80	115,899.15	95,276.15
FSV II, L.P*	63,966.03	63,966.03	13,073.57	13,073.57	13,073.57	13,073.57	11,671.77	9,594.90
FSV II-B, L.P.*	302,534.95	302,534.95	61,832.98	61,832.98	61,832.98	61,832.98	55,203.02	45,380.24
Merck Capital Ventures, LLC*	1,252,093.81	1,252,093.81	255,906.61	255,906.61	255,906.61	255,906.61	228,467.37	187,814.07
Aldrich, Lawrence J.	—	3,741.31	764.66	764.66	764.66	764.66	682.67	561.20
Desert Sidecar IV, LLC	—	3,800.92	776.84	776.84	776.84	776.84	693.55	570.14

	Prior Commitment Under Series E ($)	Total Committed Amount ($)	First Closing Commitment ($)	Second Closing Commitment ($)	Third Closing Commitment ($)	Fourth Closing Commitment ($)	Fifth Closing Commitment ($)	Warrant Coverage Amount ($)
GC&H Investments, LLC	—	8,294.43	1,695.24	1,695.24	1,695.24	1,695.24	1,513.47	1,244.16
Glinn, James	—	41,565.00	8,495.18	8,495.18	8,495.18	8,495.18	7,584.29	6,234.75
Hagan, Stephen	—	6,475.65	1,323.51	1,323.51	1,323.51	1,323.51	1,181.60	971.35
Lee, Jeffrey R.	—	58.17	11.89	11.89	11.89	11.89	10.61	8.73
Pierre Sice and Genevieve Sice Community Property with Right of Survivorship	—	11,880.84	2,428.24	2,428.24	2,428.24	2,428.24	2,167.88	1,782.13
Tucson Pharma Ventures, LLC	—	1,203.85	246.05	246.05	246.05	246.05	219.66	180.58

TOTAL:	7,262,144.34	7,339,164.51	1,500,000.00	1,500,000.00	1,500,000.00	1,500,000.00	1,339,164.51	1,100,874.68

*	Represents a Principal Investor

EXHIBIT B

FORM OF NOTE

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO CANCELLATION PURSUANT TO THE NOTE AND WARRANT PURCHASE AGREEMENT, DATED DECEMBER 30, 2014 AMONG THE HOLDER HEREOF, THE OTHER INVESTORS AND THE COMPANY.

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE SUBORDINATION AGREEMENT DATED AS OF DECEMBER 30, 2014, BY AND AMONG THE COMPANY, THE HOLDERS PARTY THERETO, SILICON VALLEY BANK AND OXFORD FINANCE LLC.

$[—]	Tucson, Arizona

[Date]

HTG MOLECULAR DIAGNOSTICS, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

HTG MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [—], or its registered assigns (the “Holder”), the principal amount of [—] Dollars ($[—]), together with interest on the outstanding principal amount at the rate of 8% per annum, in accordance with and subject to the terms and conditions of this Subordinated Convertible Promissory Note (this “Note”). Interest shall commence on the date hereof and shall continue on the outstanding principal amount until paid in full, converted or otherwise extinguished. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This Note is one of a series of subordinated convertible promissory notes (collectively, the “Notes”) issued pursuant to that certain Note and Warrant Purchase Agreement, dated December [—], 2014, by and among the Company and the entities and persons listed on the Schedule of Investors thereto (the “Agreement”), and the Holder and the Company shall be bound by all the terms, conditions and provisions of the Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

1. CONVERTIBLE PROMISSORY NOTE.

1.1. Maturity Date. Unless converted into equity securities of the Company pursuant to the terms of this Note, the outstanding principal amount of this Note plus all accrued but previously unpaid interest thereon shall become due and payable on March 31, 2016 (the “Maturity Date”), or such later date as the Maturity Date may be extended pursuant to Section 3.1 below. Payment shall be made at the offices of the Holder, or such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

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1.2. Prepayment. This Note may not be prepaid by the Company, in whole or in part, without the written consent of the Requisite Majority; provided, however, that notwithstanding any prepayment restrictions set forth in this Note, this Note may be used to pay the Exercise Price (as defined in the Warrant issued pursuant to the Agreement). Any other prepayment of this Note shall be made on a pro rata basis with all of the other Notes.

1.3. Event of Default. If there shall be any Event of Default (as defined below), at the option and upon the declaration of the Holder of this Note and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 1.3(b) or 1.3(c)), this Note shall accelerate and all outstanding principal and unpaid accrued interest thereon shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a) The Company fails to pay timely any of the outstanding principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

1.4. Outstanding Principal. Holder acknowledges and agrees that a portion of the outstanding principal amount of this Note may be automatically forgiven and extinguished (and no longer deemed “outstanding” for any purpose under this Note) pursuant to Section 2.1(c) and/or Section 2.2(c) of the Agreement. In such event, the Company shall have no further obligations with respect any such forgiven and extinguished amount (including, without limitation, interest previously accrued thereon).

2. AUTOMATIC CONVERSION.

2.1. Automatic Conversion upon Qualified IPO. In the event that, prior to the full repayment or earlier conversion of this Note, the Company completes a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which is approved by the Company’s Board of Directors or any authorized committee thereof, in which the Company receives gross offering proceeds of at least $20,000,000 from the sale of shares to investors who are not holders of the Company’s securities immediately prior to the Effective Date (as defined in the Agreement) (a “Qualified IPO”), the outstanding principal amount of this Note plus all accrued and previously unpaid interest thereon shall be automatically converted, without any further action by the Holder, into that number of fully paid and nonassessable shares of the Company’s Common Stock as is equal to the outstanding principal amount of this Note plus all accrued and previously unpaid interest thereon divided by the price per share that such shares are

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offered to the public in the Qualified IPO (the “IPO Per Share Price”), rounded down to the nearest whole share.

2.2. Automatic Conversion upon Private Placement. In the event that, prior to the full repayment or earlier conversion of this Note, the Company completes a private placement of Preferred Stock of the Company (whether in one single transaction or several tranches) resulting in aggregate gross proceeds to the Company of at least $20,000,000 from the sales of securities to investors who are not holders of the Company’s securities immediately prior to the Effective Date (as defined in the Agreement) (a “Private Placement” and together with a Qualified IPO, a “Qualified Financing”), the outstanding principal amount of this Note plus all accrued and previously unpaid interest thereon shall be automatically converted, without any further action by the Holder, into that number of fully paid and nonassessable shares of the Company’s Preferred Stock sold in such Private Placement (the “New Equity Securities”) as is equal to the outstanding principal amount of this Note plus all accrued and previously unpaid interest thereon divided by the price per share paid by investors for the New Equity Securities in the Private Placement (the “Per Share Price”), rounded down to the nearest whole share. The New Equity Securities issued to the Holder upon conversion of this Note in accordance with this Section 2.2 shall have the same rights, preferences and privileges as the New Equity Securities purchased by the other investors in the Private Placement, and the Holder agrees to be bound by (and receive the benefit of) any agreements related to the New Equity Securities that such other investors enter into in connection with such Private Placement; provided however that this Section 2.2 shall not serve to modify any approval requirement of the stockholders (including the Holder) set forth in the Company’s Certificate of Incorporation (as then in effect) or pursuant to any other agreement to which the Company and the Holder are each parties.

2.3. Termination of Rights Upon Conversion. Any conversion of this Note in accordance with Section 2.1 or Section 2.2 above shall be deemed effective on the Conversion Date (as defined below), and, upon any conversion of this Note (including a conversion pursuant to Section 3.3 below), the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered.

2.4. Conversion Procedure. Written notice of the Qualified IPO or Private Placement shall be delivered to the Holder at least two (2) days in advance of the scheduled closing date of the Qualified IPO or Private Placement (the “Conversion Date”), at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of the Holder is located), notifying the Holder of the conversion to be effected, including confirming, as applicable, (i) the IPO Per Share Price, (ii) the Per Share Price and (iii) the Conversion Date; provided, however, the foregoing notice shall be deemed given, without any further action on the part of the Company, in the event of a Qualified IPO for which the anticipated closing date is publicly announced (including via a public filing with the SEC on EDGAR). This Note shall automatically convert on the Conversion Date without any further action by the Holder.

2.5. Delivery of Documents Evidencing Ownership. As promptly as practicable after any conversion of this Note and its surrender for cancellation by the Holder, the Company, at

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its expense, shall issue and deliver to the Holder of this Note one or more certificates, account statements, debt instruments, or other documents evidencing the number of securities issuable to Holder upon any such conversion.

3. EXTENSION OF MATURITY DATE; COMPANY SALE

3.1. Extension of Maturity Date. In the event the Company does not complete a Qualified Financing prior to the Maturity Date, then, upon the written consent of the Company and the holders of at least a majority of the outstanding principal amount of all of the Notes (the “Requisite Majority”), the Maturity Date may be extended to a date approved by the Requisite Majority, provided that (i) in no event shall the Maturity Date be extended beyond June 29, 2016 without the approval of the Company and the holders of 100% of the outstanding principal amount of all of the Notes, and (ii) the Company has received, as of the original Maturity Date, (a) a term sheet from a reputable venture capital investor for a proposed Private Placement pursuant to which the Notes would automatically convert into shares of Preferred Stock of the Company upon the closing thereof and (b) preliminary commitments from investors sufficient to consummate the Private Placement described in such term sheet.

3.2. Company Sale. Upon the closing of a Company Sale (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time) prior to (i) the payment or other satisfaction by the Company of this Note in full, or (ii) the conversion of this Note pursuant to Section 2 above or Section 3.3 below, the Company shall, upon the request of the Holder, pay the Holder simultaneously with the closing of such Company Sale, in complete satisfaction of this Note, an amount in cash equal to two (2) times the outstanding principal amount of this Note, together with accrued and unpaid interest thereon.

3.3. Optional Conversion. Notwithstanding the provisions of Section 3.2 above, subject to the written consent of the Requisite Majority (which consent must similarly authorize and apply (if at all) to all holders of Notes), Holder may, in connection with and effective as of immediately prior to the closing of a Company Sale, convert the outstanding principal amount of this Note plus all accrued and previously unpaid interest thereon into that number of fully paid and nonassessable shares of the Company’s Series E Convertible Preferred Stock (“Series E Preferred”) as is equal to the outstanding principal amount of this Note plus all accrued and previously unpaid interest thereon divided by $0.2189 (as adjusted for all stock splits, stock dividends, combinations, reclassifications, recapitalizations and reorganizations with respect to the Series E Preferred following the date of the Agreement), rounded down to the nearest whole share.

4. MISCELLANEOUS.

4.1. Limitations on Disposition. The Holder agrees not to make any disposition of this Note, unless and until (i) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.1 and the other provisions of this Note as if such transferee were the original Holder, provided and to the extent such provisions are then applicable, and (ii) such transfer is in compliance with applicable securities laws.

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4.2. Headings and Subheadings. The headings and subheadings used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

4.3. Notices. All payments, notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Note and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service, in each case to the respective address specified on the signature page hereto (or such other address as may be specified in writing to the other party hereto). Any notice or communication given in conformity with this Section 4.3 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission and one (1) day after deposit with a nationally recognized overnight delivery service.

4.4. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

4.5. Amendments and Waivers. This Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company (which shall be provided only upon the unanimous vote or written consent of those members of the Company’s Board of Directors who are not an Affiliate (as defined in the Agreement) of any of the Investors (as defined in the Agreement)) and the Requisite Majority. Any amendment or waiver effected in accordance with this Section 4.5 shall be binding upon the Holder (and of any securities into which this Note is convertible), and each future holder of all such securities and the Company.

4.6. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.7. Governing Law. This Note (including any claim or controversy arising out of or relating to this Note) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of any law other than the law of the State of Delaware.

4.8. Subordination. This Note is subject to the terms and conditions set forth in the Subordination Agreement dated as of December 30, 2014, by and among the Company, the holders party thereto, Silicon Valley Bank and Oxford Finance LLC.

[SIGNATURE PAGE FOLLOWS]

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This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

HTG MOLECULAR DIAGNOSTICS, INC.

By:
Name:	Timothy B. Johnson
Title:	President and Chief Executive Officer

Address:	3430 East Global Loop Tucson, AZ 85706

ACKNOWLEDGED AND AGREED:

[HOLDER]

By:
Name:
Title:

Address:

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

HTG MOLECULAR DIAGNOSTICS, INC.

WARRANT TO PURCHASE STOCK

No. [—]	December [—], 2014

Void After December [—], 2021

THIS CERTIFIES THAT, for value received, [—] or its successors or assigns (the “Holder”), at any time during the Exercise Period (as defined below), is entitled to subscribe for and purchase at the Exercise Price (as defined below) from HTG Molecular Diagnostics, Inc., a Delaware corporation (the “Company”), up to such number of shares of Warrant Stock (as defined below) as determined herein.

This Warrant is being issued as one of a series of warrants (the “Warrants”) pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated December 30, 2014, by and among the Company and the persons and entities listed on the Schedule of Investors thereto (the “Purchase Agreement”). The Holder and the Company shall be bound by all the terms, conditions and provisions of the Purchase Agreement. Without limiting the generality of the foregoing, this Warrant may be terminated prior to the end of the Exercise Period pursuant to Section 2.1 of the Purchase Agreement. Unless otherwise specified, all capitalized terms used but not defined in this Warrant shall have the meanings ascribed thereto in the form of Subordinated Convertible Promissory Note attached as Exhibit B to the Purchase Agreement (“Convertible Note”). As used in this Warrant, the “Note” means, collectively (if applicable), the one or more Convertible Note(s) issued to Holder pursuant to the Purchase Agreement following the effective date of the Purchase Agreement.

1. DEFINITIONS; NUMBER OF SHARES.

1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” means the period commencing on the date hereof and ending on the earlier of (i) December [—], 2021 and (ii) provided that the Company has provided the Holder at least ten (10) days prior notice of an impending Company Sale, the closing of a Company Sale (as defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Restated Certificate”)).

(b) “Exercise Price” means: (i) at any such time as the Warrant Stock is Series E Preferred, $0.2189 per share; (ii) following a Qualified IPO, the IPO Per Share Price;

and (iii) following a Private Placement, the Per Share Price. In each case the Exercise Price will be subject to adjustments as provided herein.

(c) “Warrant Coverage Amount” means, initially, $[—]1, which amount is subject to reduction in accordance with Sections 2.1 and 2.2 of the Purchase Agreement.

(d) “Warrant Stock” means: (i) prior to a Qualified Financing, shares of Series E Preferred; and (ii) following any Qualified Financing, the same class and series of capital stock of the Company into which the Note converts in connection with such Qualified Financing (or, if the Holder does not then hold a Note, the same class and series of capital stock of the Company into which a Convertible Note would have converted had it been issued and outstanding immediately prior to such Qualified Financing).

1.2 Number of Shares. The number of shares of Warrant Stock for which this Warrant will be exercisable from time to time shall be determined by dividing the then applicable Warrant Coverage Amount by applicable Exercise Price, rounded down to the nearest whole share.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the aggregate Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness for the number of shares of Warrant Stock being purchased; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, the Company shall, within ten (10) business days after the rights represented by this Warrant have been so exercised, at its sole expense, issue and deliver to the Holder (i) a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, and (ii) if this Warrant is exercised in part only, a new warrant (with an original issue date of the date hereof) for the balance of the Warrant Stock not so exercised.

The person in whose name any certificate or certificates for Warrant Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise

[1]

Note to Draft: Amount to equal 15% of the aggregate principal amount of Notes that Holder has agreed to purchase at time of execution of Purchase Agreement up to such Holder’s Pro Rata Share + 20% of the aggregate principal amount of Notes the Holder has agreed to purchase in excess of its Pro Rata Share.

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Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A-B) A

Where	X =	the number of shares of Warrant Stock to be issued to the Holder

	Y =	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Warrant Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2 following a Qualified IPO and the Common Stock of the Company is listed on any established stock exchange or traded on any established market, the fair market value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sale price for such Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of exercise, as reported in a source the Company’s Board of Directors deems reliable.

In connection with any such exercise of this Warrant pursuant to this Section 2, the Company shall provide the Holder such information as is reasonably requested by the Holder to allow it to represent that it is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Warrant Stock. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and

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free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive and similar rights, a sufficient number of shares of Warrant Stock to provide for the exercise of the rights represented by this Warrant and the issuance of the shares of capital stock issuable upon conversion of such Warrant Stock (if applicable). If at any time during the Exercise Period the number of authorized but unissued shares of Warrant Stock shall not be sufficient to permit exercise of this Warrant or the conversion of the Warrant Stock to Common Stock (if applicable), the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock and/or shares of Common Stock issuable upon conversion of the Warrant Stock (if applicable) to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of the Restated Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring (x) this Warrant, (y) upon any exercise of this Warrant, the Warrant Stock and (z) upon any conversion of the Warrant Stock to Common Stock, any shares of Common Stock that may be issuable upon conversion of the Warrant Stock (collectively, the “Securities”) solely for its account for investment and not with a view to or for sale or distribution of the Securities or any part thereof.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Stock must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(c) The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from

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the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection therewith, such Investor represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.3 Disposition of Securities

(a) The Holder further agrees not to make any disposition of all or any of the Securities in any event unless and until the Holder shall have notified the Company of the proposed disposition and the manner of the proposed disposition and:

(i) If reasonably requested, the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; provided, however, that no no-action letter shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder.

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of any of such Securities under the Act; provided, however, that no such opinion of counsel shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder.

Upon receiving such notice and reasonably satisfactory opinion or no action letter, if so requested, the Holder of this Warrant or Shares shall be entitled to transfer such securities in accordance with the terms of its notice; provided, further, that if such transfer is intended to be pursuant to the provisions of Rule 144, the Company shall not require an opinion of counsel or no action letter except in unusual circumstances and that no such opinion of counsel or no action letter shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder.

In addition, Holder agrees not to make any disposition of this Warrant, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable.

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(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Warrant Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares of Warrant Stock available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the class or number of shares of Warrant Stock subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All shares of Warrant Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Warrant Stock by such fraction.

7. Market Stand-Off Agreement. Holder hereby agrees that if requested by the Company and an underwriter of capital stock of the Company, not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or other similar hedging transaction), grant any option to purchase or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any capital stock of the Company held by such Holder (but excluding any shares acquired in or following the Company’s initial public offering) during the one hundred and eighty (180) day period following the effective date of the registration statement for a Qualified IPO and to enter into a written agreement with such underwriter to that effect, provided that (a) all executive officers and directors of the Company and all holders of five percent (5%) or greater of the outstanding capital stock of the Company enter into similar agreements, and (b) the Company use its reasonable efforts to cause the managing underwriter to agree to permit periodic early releases of the capital stock held by stockholders that are subject to the foregoing restrictions and, in the event that the managing underwriter permits such early releases, the capital stock held by all stockholders is released on a pro rata basis. The Company may impose stop-transfer instructions with respect to the securities

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subject to the foregoing restriction until the end of said period. Holder agrees to sign such agreements or documents reasonably requested by the Company and/or the managing underwriters relating to and consistent with the provisions of this Section 7.

8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth in this Warrant (including Section 4.3 hereof), this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. NOTICES. All notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Warrant and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service, in each case to the respective address specified on the signature page hereto (or such other address as may be specified in writing to the other party hereto). Any notice or communication given in conformity with this Section 10 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission and one (1) day after deposit with a nationally recognized overnight delivery service.

12. AMENDMENTS AND WAIVERS. This Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares issuable upon exercise of outstanding Warrants issued pursuant to the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Holder (and of any securities into which this Warrant are exercised), and each future holder of all such securities and the Company.

13. HEADINGS. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

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15. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware without regard to its conflict of law principles.

[Remainder of Page Intentionally Left Blank]

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This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

HTG MOLECULAR DIAGNOSTICS, INC.

By:
Name:	Timothy B. Johnson
Title:	President and Chief Executive Officer

Address:	3430 East Global Loop
Tucson, AZ 85706

ACKNOWLEDGED AND AGREED:

[HOLDER]

By:
Name:
Title:

Address:

NOTICE OF EXERCISE

TO: HTG MOLECULAR DIAGNOSTICS, INC.

(1)   ☐   The undersigned hereby elects to purchase             shares of the Warrant Stock of HTG Molecular Diagnostics, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        ☐   The undersigned hereby elects to purchase             shares of the Warrant Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Warrant Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Warrant Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Warrant Stock other than in accordance with Section 4.3 of the Warrant.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

FORM OF SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of December 30, 2014, by and between the creditors set forth on the signature pages of this Agreement (individually and collectively, “Creditor”), and OXFORD FINANCE LLC, a Delaware limited liability company with its principal place of business located at 133 North Fairfax Street, Alexandria, Virginia 22314, in its capacity as Collateral Agent (as hereinafter defined) for the Lenders (as hereinafter defined).

Recitals

A. Pursuant to a Loan and Security Agreement (such agreement as it may be amended from time to time, the “Loan Agreement”), dated as of August 22, 2014, among OXFORD FINANCE LLC, in its capacity as Collateral Agent for the Lenders (the “Collateral Agent”), the Lenders from time to time a party thereto, including, without limitation, Oxford Finance LLC and Silicon Valley Bank (the “Lenders”), and HTG MOLECULAR DIAGNOSTICS, INC. (“Borrower”), Borrower has requested and/or obtained certain loans or other credit accommodations from Lenders to Borrower which are or may be from time to time secured by assets and property of Borrower.

B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C. In order to induce Lenders to extend credit to Borrower and, at any time or from time to time, at Lenders’ option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Lenders may deem advisable, Creditor is willing to subordinate: (i) all of Borrower’s indebtedness to Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to the Collateral Agent and/or the Lenders; and (ii) all of Creditor’s security interests, if any, to all security interests in the Borrower’s property in favor of the Collateral Agent and/or the Lenders, in each case, subject to the terms and conditions herein.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Creditor hereby acknowledges and agrees that (i) Creditor does not have any lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the “Collateral” as defined in the Loan Agreement, (ii) Borrower is prohibited from granting to the Creditor any lien on or security interest in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral and (iii) the Creditor shall not take any lien on or security interest in any property of Borrower whether now owned or hereafter acquired, including without limitation, the Collateral. In furtherance of the foregoing, Creditor hereby subordinates to the Collateral Agent and the Lenders any security interest or lien that Creditor may have in any property of Borrower, including without limitation, the “Collateral.” Notwithstanding the respective dates of attachment or perfection of any security interest of Creditor and the security interest of the Collateral Agent and the Lenders, the lien and security interest of the Collateral Agent and the Lenders in any property of Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral, shall at all times be senior to the lien and security interest of Creditor.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to the Collateral Agent and the Lenders now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”).

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3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Subordinated Debt or any property of the Borrower, whether now owned or hereafter acquired, including, without limitation, the Collateral, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (i) the Senior Debt is fully paid in cash (other than inchoate indemnity obligations), and (ii) the Lenders have no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements among the Collateral Agent and the Lenders and Borrower are terminated (other than the Warrants (as defined in the Loan Agreement)). Nothing in the foregoing paragraph shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower which do not have any call, put or other conversion features that would obligate Borrower to pay any money (including the payment of any dividends or other distributions for so long as the Senior Debt remains outstanding) or deliver any other securities or consideration to the holder; provided that prior to any such conversion Creditor shall deliver to Collateral Agent a duly executed waiver and approval in form and substance satisfactory to Collateral Agent in accordance with Section 9 hereof.

4. Creditor shall hold in trust for the Collateral Agent and the Lenders and promptly deliver to the Collateral Agent in the form received (except for endorsement or assignment by Creditor where required by the Collateral Agent), for application to the Senior Debt, any payment, distribution, security or proceeds received by Creditor (with the exception of (i) in kind dividends payable solely in capital stock and (ii) cash payments at fair market value for fractional shares that would otherwise be received upon conversion of the Subordinated Debt provided that (x) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing or would occur as a result of such conversion or payment and (y) such cash payments do not exceed Ten Thousand Dollars ($10,000) in the aggregate) with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors (an “Insolvency Proceeding”), these provisions shall remain in full force and effect, and the Collateral Agent’s and the Lenders’ claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

6. Until the Senior Debt (other than inchoate indemnity obligations) is fully paid in cash and Lenders’ arrangements to lend any funds to Borrower have been terminated, Creditor irrevocably appoints the Collateral Agent as Creditor’s attorney-in-fact, and grants to the Collateral Agent a power of attorney with full power of substitution, in the name of Creditor or in the name of the Collateral Agent and/or the Lenders, for the use and benefit of the Collateral Agent and the Lenders, without notice to Creditor, to perform at the Collateral Agent’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if the Collateral Agent elects, in its sole discretion, to file such claim or claims;

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that the Collateral Agent deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing: (x) until the Senior Debt (other than inchoate indemnity obligations) has been fully paid in cash and Lenders’ agreements to lend any funds to Borrower have been terminated, Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs: (i) Creditor shall not assert, without the prior written consent of Collateral Agent, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Collateral Agent and Lenders may consent to the use of cash collateral on such terms and conditions and in such amounts as they shall in good faith

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determine without seeking or obtaining the consent of Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Collateral Agent, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Collateral Agent, Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Collateral Agent has consented to, or supports, such sale or disposition of such assets.

7. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement By the execution of this Agreement, Creditor hereby authorizes the Collateral Agent and the Lenders to amend any financing statements filed by Creditor against Borrower to contain the following language: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Oxford Finance LLC, in its capacity as Collateral Agent for the benefit of certain lenders (the “Collateral Agent”), the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of the Collateral Agent, in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party the Collateral Agent.”

8. Neither the Borrower nor the Creditor may amend the terms of any Subordinated Debt without the prior written consent of the Collateral Agent and the Lenders. Without limiting the foregoing, the aggregate amount of the Subordinated Debt shall not be increased at any time (other than with respect to the issuance of additional promissory notes and related warrants upon the receipt of new cash investment in respect thereof pursuant to the terms of those two certain Note and Warrant Purchase Agreements by and among Borrower and the Stockholders (in each case, as defined therein) party thereto as delivered to Collateral Agent and in effect as of the date hereof, provided that the aggregate amount of such Subordinated Debt issued under such Note and Warrant Purchase Agreements shall not exceed the Total Loan Amount (as defined in such Note and Warrant Purchase Agreements) (which cumulative Total Loan Amount is, for the avoidance of doubt, Fifteen Million Nine Hundred Eighty-Five Thousand Two Hundred Eighty-Nine Dollars ($15,985,289) in the aggregate), and no amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of any security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. The Collateral Agent and the Lenders shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any of the property or assets of the Borrower, including, without limitation, the Collateral, except in accordance with the terms of the Senior Debt. Upon written notice from the Collateral Agent of the Collateral Agent’s and the Lenders’ agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by the Collateral Agent and the Lenders (or by Borrower with consent of the Collateral Agent and the Lenders), Creditor shall be deemed to have also, automatically and simultaneously, released any lien or security interest on such Collateral, and Creditor shall upon written request by the Collateral Agent, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release any lien or security interest as required hereunder, Creditor hereby appoints the Collateral Agent as attorney in fact for Creditor with full power of substitution to release Creditor’s liens and security interests as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable. Notwithstanding the foregoing, no such consent of the Collateral Agent and the Lenders shall be required to extend the maturity date of the Subordinated Debt.

9. Creditor covenants and agrees that prior to the exercise of any warrant for, or the conversion of any convertible debt or other security or instrument into or in exchange for, any shares of Series E Preferred Stock (as defined in Borrower’s Certificate of Incorporation) or other equity securities of Borrower having any cash

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distribution or redemption rights, Creditor shall deliver to Collateral Agent a duly executed waiver and approval in form and substance satisfactory to Collateral Agent with respect to such cash distribution or redemption rights, except for exercise of warrants outstanding on the Effective Date (as defined in the Loan Agreement) for shares of Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series D Preferred Stock (each as defined in Borrower’s Certificate of Incorporation).

10. All necessary action on the part of the Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms, subject to limitations as to enforceability that might result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (i) result in any material violation or default of any term of any of the Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.

11. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Collateral Agent or the Lenders for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to the Collateral Agent all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, the Collateral Agent and the Lenders may take such actions with respect to the Senior Debt as the Collateral Agent and the Lenders, in their sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect the Collateral Agent’s and the Lenders’ rights hereunder. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

12. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of the Collateral Agent and the Lenders. This Agreement shall remain effective until the earlier of (i) termination in writing by the Collateral Agent, (ii) with respect to a Creditor, the conversion of the Subordinated Debt held by such Creditor into equity securities of Borrower in accordance with the terms hereof, and (iii) such date as: (a) the Senior Debt is fully paid in cash (other than inchoate indemnity obligations), (b) the Lenders have no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements among the Collateral Agent and the Lenders and Borrower are terminated (other than the Warrants (as defined in the Loan Agreement)). This Agreement is solely for the benefit of Creditor and the Collateral Agent and the Lenders and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if the Collateral Agent and/or the Lenders make a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13. Creditor hereby agrees to execute such documents and/or take such further action as the Collateral Agent and the Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the Collateral Agent.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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15. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Creditor and the Collateral Agent submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CREDITOR AND COLLATERAL AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

16. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by the Collateral Agent, the Lenders or Borrower in entering into this Agreement and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and the Collateral Agent.

[Remainder of Page Intentionally Left Blank –

Signature Page(s) to Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

OXFORD FINANCE LLC, as Collateral Agent

By:
Name:	Mark Davis
Title:	Vice President- Finance, Secretary & Treasurer

[Signature Page to Subordination Agreement]

CREDITOR:

[CREDITOR]

By:
Name:
Title:

[Signature Page to Subordination Agreement]

The undersigned approves of the terms of this Agreement. BORROWER: HTG MOLECULAR DIAGNOSTICS, INC.

By:
Name:	Timothy B. Johnson
Title:	CEO

[Signature Page to Subordination Agreement]